SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): February 1, 2006


                               KEYSPAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 (State or Other Jurisdiction of Incorporation)


       1-14161                                           11-3431358
(Commission File Number)                      (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York                11801
  One MetroTech Center, Brooklyn, New York                     11201
  (Address of Principal Executive Offices)                  (Zip Code)

                           (516) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.





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Item 1.01       Entry into a Material Definitive Agreement

     On December 14, 2005, KeySpan Corporation ("KeySpan" or the "Company") filed a Form 8-K under Item 8.01 - Other Events disclosing that KeySpan and the Long Island Power Authority ("LIPA") had announced their intention to (i) extend, amend and restate the Management Services Agreement, dated as of June 26, 1997 (the "MSA"), pursuant to which KeySpan currently operates and maintains the electric transmission and distribution system ("T&D System") owned by LIPA on Long Island; (ii) enter into a new Option and Purchase and Sale Agreement (the "Option Agreement"), to replace the Generation Purchase Rights Agreement (as amended, the "GPRA"), pursuant to which LIPA had the option, through December 15, 2005, to effectively acquire substantially all of the electric generating facilities owned by KeySpan on Long Island; (iii) enter into a Settlement Agreement (the "Settlement Agreement") resolving outstanding issues between the parties ((i), (ii) and (iii) are collectively referred to herein as the "2006 LIPA Agreements"). Additionally, it was announced that in the event LIPA exercises its rights under the Option Agreement then the Company and LIPA will enter into amendments to the Power Supply Agreement ("PSA"), pursuant to which KeySpan supplies LIPA with electric generating capacity, energy conservation and ancillary services from our Long Island generating units and the Energy Management Agreement ("EMA"), pursuant to which KeySpan manages all aspects of the fuel supply for our Long Island generating facilities as well as all aspects of the capacity and energy owned by or under contract to LIPA

     In our December 14, 2005 Form 8-K, we indicated that the 2006 Agreements were conditioned upon, among other things, the successful negotiation and execution of definitive documentation and the receipt of all required governmental approvals. The parties have completed such negotiations and definitive agreements were fully executed on February 1, 2006. These agreements will become effective as of January 1, 2006, following receipt of all necessary governmental approvals, which are pending. The effectiveness of each of the 2006 LIPA Agreements is conditioned upon all of the 2006 LIPA Agreements becoming effective.

     Below is a summary of each of the 2006 LIPA Agreements:


         1.       Management Services Agreement
                  -----------------------------

     The MSA is between the Long Island Lighting Company ("LILCO") d/b/a LIPA and KeySpan Electric Services LLC. The amended and restated MSA provides a five year extension of the term through December 31, 2013. Under the MSA, KeySpan will continue to perform day-to-day operation and maintenance services and capital improvements on LIPA's T&D System, including among other functions, T&D facility operations, customer service, meter reading, planning, engineering, and construction, all in accordance with prudent utility practice and policies and procedures adopted by LIPA.


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


     In place of the previous compensation structure (whereby KeySpan was reimbursed for budgeted costs, and earned a management fee and certain performance and cost-based incentives), KeySpan's compensation for managing the T&D System under the MSA consists of two components: a minimum compensation component of $224 million per year and a variable component based on electric sales. The $224 million component will remain unchanged for three years and then increase annually by 1.7%, plus inflation. The variable component, which will comprise no more than 20% of KeySpan's compensation, is based on electric sales on Long Island exceeding a base amount of 16,558 gigawatt hours, increasing by 1.7% in each year. Above that level, KeySpan will receive approximately 1.34 cents per kilowatt hour for the first contract year, 1.29 cents per kilowatt hour in the second contract year (plus an annual inflation adjustment), 1.24 cents per kilowatt hour in the third contract year (plus an annual inflation adjustment), with the per kilowatt hour rate thereafter adjusted annually by inflation. Subject to certain limitations, KeySpan will be able to retain all operational efficiencies realized during the term of the MSA.

     LIPA will continue to reimburse KeySpan for certain expenditures incurred in connection with the operation and maintenance of the T&D System, and other payments made on behalf of LIPA, including: real property and other T&D System taxes, return postage, capital construction expenditures and storm costs.

     The MSA provides for a number of performance metrics measuring various aspects of KeySpan's performance in the operations and customer service areas. Poor performance in any metric may subject KeySpan to financial and other non-cost penalties (such financial penalties not to exceed $7 million in the aggregate for all performance metrics in any contract year). Subject to certain limitations, superior performance in certain metrics can be used to offset underperformance in other metrics. Consistent failure to meet threshold performance levels for two metrics, System Average Interruption Duration Index (two out of three consecutive years) and Customer Satisfaction Index (three consecutive years), will constitute an event of default under the MSA.

     Should LIPA sell the T&D System to a private entity during the term of the MSA, LIPA shall have the right to terminate the MSA, provided that LIPA will be required to pay KeySpan's reasonable transition costs and a termination fee of
(a) $28 million if the termination date occurs on or before December 31, 2009, and (b) $20 million if the termination date occurs after December 31, 2009.

     A copy of the MSA is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the MSA is qualified in its entirety by reference to such Exhibit.



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



         2.       Option Agreement
                  ----------------

     The Option Agreement is between KeySpan Generation LLC (as seller) and Long LILCO d/b/a LIPA (as buyer). The Option Agreement grants LIPA the option during the period January 1, 2006 to December 31, 2006 to purchase only KeySpan's Far Rockaway and/or E.F. Barrett Generating Stations (and certain related assets) at a price equal to the net book value of each facility. The Option Agreement replaces the GPRA, the expiration of which has been stayed pending effectiveness of the Option Agreement and the MSA. In the event such agreements do not become effective by reason of failure to secure requisite regulatory approvals, the GPRA will be reinstated for a period of 90 days. If LIPA were to exercise the option and purchase one or both of the generation facilities (i) LIPA and KeySpan will enter into an operation and maintenance agreement, pursuant to which KeySpan will continue to operate these facilities for a fixed management fee plus reimbursement for certain costs; and (ii) the existing PSA and EMA between LIPA and KeySpan will be amended to reflect that the purchased generating facilities would no longer be covered by those agreements. It is anticipated that the fees received pursuant to the operation and maintenance agreement will offset the reduction in the operation and maintenance expense recovery component of the PSA and the reduction in fees under the EMA.

     It is also contemplated that to the extent any emission credits attributable to the acquired facilities are not needed to satisfy the operating requirements of such plants, such excess emissions credits will be pooled and applied pro rata to satisfy the operating requirements of KeySpan's generating facilities subject to the PSA. Thereafter, any remaining credits attributable to the acquired plants may be sold by LIPA, who shall retain 100% of the net proceeds.

     A copy of the Option  Agreement and related exhibits are attached hereto as
Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Option Agreement is qualified in its entirety by reference to such Exhibit.


         3.       Settlement Agreement
                  --------------------

     The Settlement Agreement is among KeySpan, KeySpan Generation LLC, KeySpan Electric Services LLC, KeySpan Energy Trading Services LLC and. The Settlement Agreement resolves issues that have existed between the parties relating to various agreements, including the MSA, EMA, GPRA, PSA and the Merger Agreement between KeySpan and LIPA.

     Pursuant to the terms of the Settlement Agreement, KeySpan and LIPA agreed to resolve issues that have existed between the parties relating to the various agreements effective in June 1998. In addition to the resolution of these matters, KeySpan's entitlement to utilize LILCO's available tax credits and other tax attributes will increase from approximately $50 million to approximately $200 million. These credits and attributes may be used to satisfy KeySpan's previously incurred indemnity obligation to LIPA for any federal


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


income tax liability that may result from the settlement of a pending IRS audit for LILCO's tax year ended March 31, 1999. In recognition of these items, as well as for the modification and extension of the MSA and the elimination of the GPRA, upon effectiveness of the Settlement Agreement KeySpan will record a contractual asset in the amount of approximately $160 million, of which approximately $110 million will be attributed to the right to utilize such additional credits and attributes and approximately $50 million will be amortized over the eight year term of the MSA. In order to compensate LIPA for the foregoing, KeySpan will pay LIPA $69 million in cash and will settle certain accounts receivable in the amount of approximately $90 million due from LIPA. A copy of the Settlement Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference. The foregoing description of this Settlement Agreement is qualified in its entirety by reference to such Exhibit.

     As previously indicated, the effectiveness of the 2006 LIPA Agreements are conditioned upon the receipt of all governmental approvals which are pending. The effectiveness of each of the 2006 LIPA Agreements is also conditioned upon all of the 2006 LIPA Agreements becoming effective.











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



Item 9.01.      Financial Statements and Exhibits.
                ----------------------------------

                Exhibits

               10.1 Management  Services  Agreement  dated as of January 1, 2006 between the Long Island Lighting Company ("LILCO") d/b/a LIPA and KeySpan Electric Services LLC

               10.2 Option  Agreement  dated as of January 1, 2006  between  the
                    Long Island Lighting Company ("LILCO") d/b/a LIPA and KeySpan Electric Services LLC

               10.3 Settlement  Agreement  dated as of  January  1,  2006  among
                    KeySpan, KeySpan Generation LLC, KeySpan Electric Services LLC, KeySpan Energy Trading Services LLC and LIPA











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



                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.         Exhibit
-----------         -------

10.1 Management Services Agreement dated as of January 1, 2006 between the Long Island Lighting Company ("LILCO") d/b/a LIPA and KeySpan Electric Services LLC

10.2 Option Agreement dated as of January 1, 2006 between the Long Island Lighting Company ("LILCO") d/b/a LIPA and KeySpan Electric Services LLC

10.3 Settlement Agreement dated as of January 1, 2006 among KeySpan, KeySpan Generation LLC, KeySpan Electric Services LLC, KeySpan Energy Trading Services LLC and LIPA








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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        KEYSPAN CORPORATION

Dated: February 7, 2006                 By:    /s/ John J. Bishar, Jr.
                                               -----------------------
                                        Name:  John J. Bishar, Jr.
                                        Title: Executive Vice President, General
                                               Counsel, Chief Governance Officer












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